UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 13, 2019

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security-Holders

The following is a summary of how the 25,508,969 shares were voted at the Annual Meeting of Stockholders of Research Frontiers Incorporated (Nasdaq: REFR) held at the corporation’s headquarters on June 13, 2019 on the various proposals voted upon and adopted at the Annual Meeting.

For the election of Alexander Kaganowicz as a Class II member of the Company’s Board of Directors, 7,658,932 shares voted in favor of election, 1,022,487 shares were withheld, and 16,827,550 shares were Broker Non-Votes.

For the ratification of the appointment of BDO USA, LLP as independent registered accountants of the Company for the fiscal year ending December 31, 2019, 25,215,141, shares were voted in favor of appointment, 251,141 shares were voted against appointment, and 42,687 shares abstained from voting.

For the adoption of the Research Frontiers Incorporated 2019 Equity Incentive Plan, 7,918,631 shares were voted in favor of approval, 610,727 were voted against approval, 152,061 shares abstained from voting, and 16,827,550 shares were Broker Non-Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	Chief Financial Officer

Dated: June 13, 2019